Exhibit 23.1

                        CONSENT OF INDEPENDENT ENGINEERS

We hereby consent to the incorporation of our reserve reports by reference in this Form 10-KSB of Petrosearch Energy, which includes our name and information regarding our review of the reserve estimates of Petrosearch Energy Corporation.


/s/ McCartney Engineering, LLC
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McCartney Engineering, LLC
Consulting Petroleum Engineers


Wheat Ridge, Colorado
March 29, 2006